                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                              CAMTEK LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                  CAMTEK LTD.
               NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special General Meeting of Shareholders (the "SPECIAL GENERAL MEETING" or the "MEETING") of Camtek Ltd. (the "COMPANY") will be held on Wednesday, December 27, 2000 at 10:00 a.m. local time, at the offices of Shiboleth, Yisraeli, Roberts, Zisman & Co. at 46 Montefiore Street, Tel Aviv, Israel. The Special General Meeting is for the following purposes:

(1)  To elect two directors to the Board of Directors of the Company;

(2) To approve the compensation to be paid to the Company's Chief Executive Officer and Chief Financial Officer, including the grant of options to purchase Ordinary Shares and to approve a modification to the employment structure of the Company's Chief Executive Officer and Chief Financial Officer;

(3) To approve the grant of options to certain members of the Company's Board of Directors;

(4) To authorize the Company's Chairman of the Board to continue to hold the position of Chief Executive Officer; and

(5) To approve an increase in the number of reserved shares for the Company's U.S. Incentive Stock Option Plan and to confirm amendments to the terms of such Plan.

Shareholders of record at the close of business on November 30, 2000 are entitled to notice of and to vote at the Meeting. All shareholders are cordially invited to attend the Meeting in person. Shareholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and to return it promptly in the pre-addressed envelope provided.

No postage is required if mailed in the United States. Shareholders who attend the Meeting may revoke their proxies and vote their shares in person.

Joint holders of shares should take note that, pursuant to Article 18.10(a)(3) of the Articles of the Company, the joint owner whose name appears first in the Company's Share Registry may vote in the Meeting. If such joint owner is not present at the Meeting, the joint owner whose name appears thereafter may vote in that Meeting, and so forth.

                                          By Order of the Board of Directors

                                          /s/ Rafi Amit

                                          RAFI AMIT
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

November 30, 2000

                                  CAMTEK LTD.
                                INDUSTRIAL ZONE
                             MIGDAL HAEMEK, ISRAEL

                                PROXY STATEMENT

                             ---------------------

This Proxy Statement is furnished to the holders of Ordinary Shares, NIS 0.01 nominal value (the "ORDINARY SHARES") of Camtek Ltd. ("CAMTEK" or the "COMPANY") in connection with the solicitation by the Board of Directors of proxies for use at the Special General Meeting of Shareholders (the "SPECIAL GENERAL MEETING" or the "MEETING"), or at any postponement or adjournment thereof, pursuant to the accompanying Notice of Special General Meeting of Shareholders. The Special General Meeting will be held on Wednesday, December 27, 2000 at 10:00 a.m. local time, at the offices of Shiboleth, Yisraeli, Roberts, Zisman & Co. at 46 Montefiore Street, Tel Aviv, Israel.

It is proposed that at the Special General Meeting: (i) two directors be elected to the Board of Directors; (ii) the compensation to be paid to the Company's Chief Executive Officer and Chief Financial Officer be approved, including the grant of options to purchase Ordinary Shares and a new employment structure for the Company's Chief Executive Officer and Chief Financial Officer be approved;
(iii) the grant of options to certain members of the Board of Directors be approved; (iv) the Company's Chairman of the Board be authorized to continue to hold the position of Chief Executive Officer for so long as he continues to serve on the Board of Directors, and for a maximum period of three years; and
(v) the number of reserved shares for the Company's U.S. Incentive Stock Option Plan (the "PLAN") be increased and the terms of such Plan be amended.

The Company currently is not aware of any other matters which will come before the Meeting. If any other matters properly come before the Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

A form of proxy for use at the Meeting and a return envelope for the proxy are also enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting. Unless otherwise indicated on the form of proxy, shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company prior to the time fixed for the Meeting, will be voted in favor of all the matters to be presented to the Meeting, as described above. On all matters considered at the Meeting, abstentions and broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present.

Proxies for use at the Meeting are being solicited by the Board of Directors of the Company. Only shareholders of record at the close of business on November 30, 2000 will be entitled to vote at the Meeting. Proxies are being mailed to shareholders on or about November 30, 2000, and will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost for the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of Ordinary Shares.

The Company had outstanding on November 30, 2000, 22,096,002 Ordinary Shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting. Two or more shareholders conferring in the aggregate 33 1/3% of the voting rights of the Company, present, within one half hour from the time specified for commencing the Meeting, in person or by proxy and entitled to vote, will constitute a quorum at the Meeting.

                 BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2000, the number of shares owned beneficially by (i) all shareholders known to the Company to own beneficially more than 10% of the Company's shares, and (ii) all directors and officers as a group.

                                                     NUMBER OF     PERCENT OF
                                                  ORDINARY SHARES     TOTAL
NAME AND ADDRESS                                       OWNED         SHARES
----------------                                  ---------------  -----------
PCB Ltd.(1).....................................    15,020,002         67%
 Industrial Zone Migdal Haemek 10556, Israel

All directors and executive officers as a group
  (6 persons)(2)................................    16,350,592         73%

------------------------

(1) A majority of the PCB voting equity is subject to a voting agreement. As a result of this agreement Messrs. Rafi Amit, Yotam Stern and Itzhak Krell may be deemed to control PCB.

(2) Includes currently exercisable options to purchase 67,590 Ordinary Shares held by certain of the directors and officers of the Company, and does not include options to be granted pursuant to Item 2 below.

                         ITEM 1--ELECTION OF DIRECTORS

The number of directors who presently serve as members of the Board of Directors is five, of whom two are considered independent directors under the Nasdaq Rules. According to the Nasdaq Rules, an additional independent director must be appointed. Management recommends Ms. Ricki Granot as a nominee to be elected to the Board of Directors at this Meeting. Additionally, the Board of Directors has appointed Mr. Eran Bendoly to fill the vacancy on the Board of Directors created by the resignation of Mr. Dror Hurwitz. Mr. Bendoly has served on the Board since November 20, 2000 following the resignation of Mr. Hurwitz. The approval of the Company's shareholders is required under the Company's Articles for the appointment of Mr. Bendoly to the Board.

It is intended that proxies (other than those directing the proxy holders to vote against the listed nominees or to abstain) will be voted for the election of Ms. Ricki Granot to serve as an independent director of the Company and for the appointment of Mr. Eran Bendoly to the Board of Directors. Each of the nominees shall hold office until the conclusion of the next Annual General Meeting, unless the office is earlier vacated under any relevant provision of the Articles of the Company.

The affirmative vote of a majority of the Ordinary Shares represented at the Meeting in person or by proxy is required to elect Ms. Granot and to reelect Mr. Bendoly as directors of the Company.

In the event that either of the nominees should be unable to serve, the proxies will be voted for the election of such other person as shall be determined by the persons named in the proxy in accordance with their best judgment. The Company is not aware of any reason why either of the nominees, if elected, should be unable to serve as a director. The Company does not have any understanding or agreement with respect to the future election of either of the nominees.

Ricki Granot presently serves as the manager of the Haifa branch of Ofek Securities and is a member of the general investments committee at Ofek Securities. Ms. Granot holds a B.A. degree in economics and business administration from Haifa University, and a masters degree in business administration from the Technion. Ms. Granot also holds an investment portfolio management license.

Eran Bendoly has served on the Company's Board of Directors since November 20, 2000, following the resignation of Dror Hurwitz from the Board of Directors. Mr. Bendoly presently serves as chief financial officer and vice president of finance and operations of Novanet Semiconductor Ltd. Mr. Bendoly holds a B.A. degree in international business management and marketing from the Hebrew University and a masters degree in business administration and international relations from KU Leuven in Belgium.

The Articles of the Company provide that a director may appoint another person who is qualified to serve as a director and who is not serving as a director at such time to serve as his alternate, with all the rights and obligations of the appointing director, except the right to appoint a further alternate. The alternate director may not act at any meeting at which the director appointing him is present. The tenure of the alternate director expires upon the expiration or termination of the appointing director. The appointment of an alternate director does not negate the responsibility of the appointing director, and his responsibility shall remain in effect, taking into consideration the circumstances under which the alternate director was appointed and the length of the alternate's term of office. To date, no appointment of alternates has been made by the directors of the Company.

In addition, the Articles of the Company provide that the Board of Directors may delegate its powers to one or more committees of the Board, subject to the Companies Law 5759 - 1999 (the "COMPANIES LAW") and to the limitations and restrictions that the Board may from time to time prescribe.

                    ITEM 2--APPROVAL OF COMPENSATION OF AND
                           MODIFICATION OF EMPLOYMENT
                   STRUCTURES OF CHIEF EXECUTIVE OFFICER AND
                            CHIEF FINANCIAL OFFICER

The Company's Audit Committee and the Board of Directors have approved (with Messrs. Rafi Amit and Yotam Stern not participating), subject to the approval of the shareholders of the Company, the compensation of the Company's Chief Executive Officer, Mr. Rafi Amit, and Chief Financial Officer, Mr. Yotam Stern, and the grant of options to them for the purchase of Ordinary Shares, as follows:

                                                       ANNUAL FULL TIME    MAXIMUM ANNUAL
NAME                                                  POSITION SALARY(1)      BONUS(2)       OPTIONS(3)
----                                                  ------------------   ---------------   ----------
                                                       (IN US DOLLARS)     (IN US DOLLARS)
Rafi Amit...........................................        220,000            140,000         120,000
Yotam Stern.........................................        145,000             90,000          80,000

------------------------

(1) Subject to the approval of the modification of employment structures, as provided below and effective as of the 3rd quarter of 2000, Mr. Amit will receive 80% of his full time position salary ($176,000), and Mr. Stern will receive 75% of his full time position salary ($108,750).

(2) Represents maximum amount that may be awarded, effective as of the 3rd quarter of 2000; the actual amount to be awarded shall be in accordance with criteria set by the Audit Committee.

(3) Options are for Ordinary Shares of the Company, par value NIS 0.01, at an exercise price of $7 1/8 (which is the market value of the shares based on the closing price on the Nasdaq on the date prior to the Audit Committee and Board of Directors' resolutions) and shall vest over a period of two years.

The approval of the shareholders of the Company is required for the approval of the compensation packages of Messrs. Amit and Stern under the Companies Law, since, together with a third party, they may be deemed to control the Company.

The Company's Audit Committee and Board of Directors have further approved (with Messrs. Amit and Stern not participating), subject to the approval of the shareholders of the Company, the modification of the employment structures of the Company's Chief Executive Officer, Mr. Rafi Amit, and the Company's Chief Financial Officer, Mr. Yotam Stern, including the termination of a management services agreement with PCB Ltd. ("PCB") and a corresponding adjustment to be made to each such Officer's compensation, until December 31, 2001.

In accordance with the current management services agreement with PCB, the Company renders to PCB the management services of Messrs. Amit and Stern for up to 25% of each of their time, and PCB pays the Company, on a monthly basis, a percentage of the compensation costs with respect to the employment of Messrs. Amit and Stern, calculated on the basis of the actual time spent in rendering those services. In accordance with the resolution, if approved and subject to PCB's approval, the Company would terminate the employment services agreement. Messrs. Amit and Stern will work for the Company 80% and 75% of their time, respectively, and may enter into separate agreements with the other PCB entities.

If this resolution is approved, Messrs. Amit and Stern's salaries at the Company will be adjusted. Mr. Amit will receive 80% of a full time salary and Mr. Stern will receive 75% of a full time salary.

It is proposed that at the Meeting, the following resolution be adopted:

           "RESOLVED that, in compliance with the requirements of the Companies Law 5759 - 1999, the remuneration of the Chief Executive Officer and Chief Financial Officer, including the grant of options to purchase Ordinary Shares, as approved by the Audit Committee and the Board of Directors be, and the same hereby are, approved. Further RESOLVED that, the modifications to the employment structures of the Chief Executive Officer and the Chief Financial Officer of the Company, including the termination of a management services agreement with PCB Ltd. and a corresponding adjustment to be made to each such Officer's compensation, as approved by the Audit Committee and the Board of Directors be, and the same hereby are, approved until December 31, 2001."

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy is necessary for approval of the resolution approving the compensation of the Chief Executive Officer and Chief Financial Officer of the Company and the grant of options to purchase Ordinary Shares, provided that either (i) such majority include at least one third of all the votes of the shareholders who do not have a personal interest in the approval of the resolution, or (ii) the total number of opposing votes from among such shareholders does not exceed 1% of the aggregate voting rights in the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED RESOLUTION. WHEREAS MESSRS. AMIT AND STERN HAVE AN INTEREST IN THE FOREGOING PROPOSED RESOLUTION, MESSRS. AMIT AND STERN HAVE REFRAINED FROM MAKING A RECOMMENDATION WITH RESPECT TO SUCH RESOLUTION.

                      ITEM 3--APPROVAL OF GRANT OF OPTIONS
                              TO CERTAIN DIRECTORS

The Company's Audit Committee and the Board of Directors have approved, subject to the approval of the shareholders of the Company, the grant of options to certain members of the Board of Directors under a share option plan adopted by the Board. It is proposed that each of Messrs. Haim Horowitz, Meir Ben-Shoshan and Eran Bendoly and Ms. Ricki Granot, upon her appointment pursuant to Item 1 above, shall receive options for the purchase of up to 6,000 Ordinary Shares of the Company, par value

NIS 0.01, at an exercise price of $7.25 (which is the market value of the shares based on the closing price on Nasdaq on the date prior to the Audit Committee and Board of Directors resolutions) that vest over a period of four years.

The approval of the shareholders of the Company is required for the approval of the grant of options under the Companies Law and under the Companies Regulation (Rules Regarding Compensation and Expenses of an External Director) 5760 - 2000.

It is proposed that at the Meeting, the following resolution be adopted:

           "RESOLVED that, in compliance with the requirements of the Companies Law 5759 - 1999 and the Companies Regulations (Rules Regarding Compensation and Expenses of an External Director) 5760 - 2000 and pursuant to a share option plan adopted by the Board of Directors, the grant of options to purchase Ordinary Shares to Messrs. Haim Horowitz, Meir Ben-Shoshan and Eran Bendoly and to Ms. Ricki Granot, as approved by the Audit Committee and the Board of Directors be, and the same hereby are, approved."

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy is necessary for the approval of the resolution approving the grant of options to Messrs. Haim Horowitz, Meir Ben-Shoshan and Eran Bendoly and to Ms. Ricki Granot.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED RESOLUTION. WHEREAS MESSRS. HOROWITZ, BEN-SHOSHAN AND BENDOLY HAVE AN INTEREST IN THE FOREGOING PROPOSED RESOLUTION, MESSRS. HOROWITZ, BEN-SHOSHAN AND BENDOLY HAVE REFRAINED FROM MAKING A RECOMMENDATION WITH RESPECT TO SUCH RESOLUTION.

                 ITEM 4--AUTHORIZATION TO CHAIRMAN OF THE BOARD
                              TO HOLD POSITION OF
                            CHIEF EXECUTIVE OFFICER

Rafi Amit has served as the Company's Chairman of the Board of Directors since 1987 and as its Chief Executive Officer since 1998. Pursuant to Section 121(c) of the Companies Law, the Chairman of the Board of Directors of a public company may not serve also as the Chief Executive Officer of such company, unless the shareholders of the Company have resolved that the Chairman shall serve also as a Chief Executive Officer, and provided that he shall hold both positions for a period of no more than three years.

It is proposed that at the Meeting, the following resolution be adopted:

           "RESOLVED that, in compliance with the requirements of the Companies Law 5759 - 1999, the Chairman of the Board be and that he hereby is authorized to continue to hold the position of Chief Executive Officer for so long as he continues to serve on the Board of Directors of the Company, and for a maximum period of three years."

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy is necessary for approval of the resolution authorizing the Chairman of the Board to continue to hold the position of Chief Executive Officer for the next three years or for so long as he continues to serve on the Board of Directors of the Company, provided that such majority include at least two-thirds of the votes of shareholders who are not controlling members of the Company or their representatives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED RESOLUTION. WHEREAS MR. AMIT HAS AN INTEREST IN THE FOREGOING PROPOSED RESOLUTION, MR. AMIT HAS REFRAINED FROM MAKING A RECOMMENDATION WITH RESPECT TO SUCH RESOLUTION.

           ITEM 5--INCREASE IN THE NUMBER OF RESERVED SHARES FOR THE
                   COMPANY'S U.S. INCENTIVE STOCK OPTION PLAN
                             AND AMENDMENT OF PLAN

In 1997, the Company's Board of Directors adopted the U.S. Incentive Stock Option Plan, and on October 19 and November 8, 2000, amendments to the Plan were adopted by the Board of Directors. The Plan is administered by the Board of Directors, which is empowered to designate the optionees, the number of options to be granted and the exercise price of the options. In accordance with the U.S. Internal Revenue Code, certain amendments made to the Plan and adopted by the Board of Directors require approval by the shareholders of the Company.

In order to allow the Company to issue additional options to employees under the Plan, the Board of Directors adopted, on October 19, 2000, subject to the approval of the shareholders, a resolution to increase the maximum number of shares reserved for issuance under the Plan from 100,000 to 200,000 Ordinary Shares.

In addition, the Company's Board of Directors adopted, on November 8, 2000, subject to the approval of the shareholders, amendments to the Plan including a change to the definition of the exercise period set forth in said Plan, such that the exercise period shall be defined as a period of two years from the later of (a) the Company's initial public offering, or (b) the vesting date of the relevant options.

It is proposed that at the General Meeting, the following resolution be adopted:

           "RESOLVED, that the increase in the number of reserved shares issuable under the Company's U.S. Incentive Stock Option Plan as determined by the Company's Board of Directors be, and the same hereby is, approved. It is further RESOLVED that the amendment to the exercise period set forth in the Company's Incentive Stock Option Plan as determined by the Company's Board of Directors be, and the same hereby is, approved."

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy is necessary for approval of the resolutions approving the increase in the number of reserved shares for the Company's U.S. Incentive Stock Option Plan and changing the exercise period under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED
RESOLUTION.

                                 OTHER BUSINESS

Management knows of no other business to be transacted at the Meeting but, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Rafi Amit

                                          RAFI AMIT
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Dated: November 30, 2000

                                     PROXY

                                  CAMTEK LTD.

                     Industrial Zone, Migdal Haemek, Israel

The undersigned, a holder of __________ ordinary shares of Camtek Ltd. (the "COMPANY") on November 30, 2000, hereby appoints Rafi Amit and Yotam Stern, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and vote on behalf of the undersigned all of the ordinary shares, nominal value NIS 0.01 per share, of the Company which the undersigned is entitled to vote at the Special General Meeting of Shareholders (the "MEETING") to be held at the offices of Shiboleth, Yisraeli, Roberts, Zisman & Co., 46 Montefiore Street, Tel Aviv, Israel on Wednesday, December 27, 2000 at 10:00 a.m. (local time) and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals which are more fully described in the Notice of Special General Meeting of Shareholders and Proxy Statement, each dated November 30, 2000

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSAL 2, FOR THE ADOPTION OF PROPOSAL 3, FOR THE ADOPTION OF PROPOSAL 4 , AND FOR THE ADOPTION OF PROPOSAL 5 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------

|X| Please mark your
    votes as in this
    example

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                    SPECIAL GENERAL MEETING OF SHAREHOLDERS

                                  CAMTEK LTD.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement of the Company, dated November 30, 2000. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CAMTEK LTD. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                             FOR       ABSTAIN    AGAINST

1.   The election of Ms. Ricki Granot        |_|         |_|        |_|
     and the re-election of Mr. Eran
     Bendoly to the Board of Directors
     as provided in the Company's Proxy
     Statement.

2.   The approval of the compensation to     |_|         |_|        |_|
     be paid to the Company's Chief
     Executive Officer and Chief
     Financial Officer, including the
     grant of options to purchase
     Ordinary Shares and the approval of
     a modification to the employment
     structure of the Company's Chief
     Executive Officer and Chief
     Financial Officer.

3.   The approval of the grant of            |_|         |_|        |_|
     options to certain members of the
     Company's Board of Directors.

4.   The authorization for the Company's     |_|         |_|        |_|
     Chairman of the Board to continue
     to hold the position of Chief
     Executive Officer.

5.   The approval of the increase in the     |_|         |_|        |_|
     number of reserved shares for the
     Company's U.S. Incentive Stock
     Option Plan and the confirmation of
     amendments to the terms of such
     Plan.





Signature of Shareholder ________________________________Dated ___________, 2000


Signature of Shareholder ________________________________Dated ___________, 2000
NOTE: The signature(s) hereon should correspond exactly with the name(s) of the shareholder(s) appearing on the Share Certificate. If Shares are jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

                Please Detach and Mail in the Envelope Provided